                                                                     EXHIBIT (4)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                           2,800,000 Units
CUSIP 59021J 61 2                                    (Each Unit representing $10
                                        original public offering price per Note)


                            MERRILL LYNCH & CO., INC.
          Strategic Return Notes/SM/ Linked to the Industrial 15 Index
                                 due May 3, 2007
                                  (the "Notes")

         Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, a sum for each Unit equal to the Redemption Amount, if any, as defined below, on May 3, 2007 (the "Stated Maturity") or a sum for each Unit equal to the Exchange Amount, if any, as defined below, on the Exchange Date, as defined below.

         Payment or delivery of the Redemption Amount or Exchange Amount and any interest on any overdue amount thereof with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Note is one of the series of Strategic Return Notes/SM/ Linked to the Industrial 15 Index due May 3, 2007.

  Payment at maturity

         The "Redemption Amount" with respect to each Unit of this Note equals:

                                   ( Ending Value   )
                           $9.90 x ( -------------- )
                                   ( Starting Value )

The Starting Value equals 108.60. The Ending Value will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Industrial 15 Index (as defined below) determined on each of the first five Calculation Days during the Calculation Period (as defined below). If there are fewer than five Calculation Days in the Calculation Period, then the Ending Value will equal the average (arithmetic mean) of the closing values of the Industrial 15 Index on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value will equal the closing value of the Industrial 15 Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value shall equal the closing value of the Industrial 15 Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period regardless of the occurrence of a Market Disruption Event (as defined below) on that Index Business Day. The "Industrial 15 Index" is calculated and disseminated by the American Stock Exchange (the "AMEX") and is an index which reflects the price changes and dividends of the top fifteen dividend yielding stocks, reconstituted annually, in the S&P Industrial Index, less an annual index adjustment factor of 1.5% applied daily.

         This Note may be exchanged in whole or in part in whole Units at the option of the Holder during any Business Day (as defined below) during an Exchange Notice Period by delivery of appropriate written notice from the Holder to the Trustee (in the form of Annex A attached hereto). An "Exchange Notice Period" means the period from and including the first calendar day of the month of April to and including 12 noon in The City of New York on the fifteenth calendar day during the month of April in the years 2003, 2004, 2005 and 2006. If the fifteenth calendar day of the applicable month of April is not a Business Day, then the Exchange Notice Period will be extended to 12 noon in The City of New York on the next succeeding Business Day. The amount of the cash payment received upon exchange (the "Exchange Amount") will be equal to the Redemption Amount, calculated as though the Exchange Date was the Stated Maturity Date and as though the Ending Value equals the closing value of the Industrial 15 Index on the Exchange Date. An "Exchange Date" will be the second Index Business Day following the end of the applicable Exchange Notice Period. If a Market Disruption Event, as defined below, occurs on the second Index Business Day following an Exchange Notice Period, the Exchange Date for that year will be the next succeeding Index Business Day on which a Market Disruption Event does not occur. The Exchange Amount will be paid three Business Days after the Exchange Date. To the extent a Unit represented by this Note is exchanged, the number of Units represented on the first page of this Note shall be reduced by each exchanged Unit and the number of such Units then outstanding shall be as maintained in the records of the Trustee (as defined below).

         The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the Stated Maturity to and including the second scheduled Index Business Day prior to the Stated Maturity.

         "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

         An "Index Business Day" means any day on which the New York Stock Exchange (the "NYSE") and the AMEX are open for trading and the Industrial 15 Index or any Successor Index (as defined below) is calculated and published.

         All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes.

Adjustments to the Industrial 15 Index; Market Disruption Events

         If at any time the AMEX changes its method of calculating the Industrial 15 Index, or the value of the Industrial 15 Index changes, in any material respect, or if the Industrial 15 Index is in any other way modified so that the Industrial 15 Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Industrial 15 Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of the Industrial 15 Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Industrial 15 Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Industrial 15 Index, as so adjusted. Accordingly, if the method of calculating the Industrial 15 Index is modified so that the value of the Industrial 15 Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the Calculation Agent shall adjust the Industrial 15 Index in order to arrive at a value of the Industrial 15 Index as if it had not been modified, e.g., as if the split had not occurred.

         "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

         (A) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, in one or more of the stocks which then comprise the Industrial 15 Index (without taking into account any extended or after-hours trading session); or

         (B) the suspension of or material limitation, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the stocks which then comprise the Industrial 15

                  Index, or the stocks which then comprise any Successor Index, which are traded on any major U.S. exchange.

For the purpose of the above definition:

         (1) a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange; and

         (2) for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered "material".

Discontinuance of the Industrial 15 Index

         If the AMEX discontinues publication of the Industrial 15 Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Industrial 15 Index (a "Successor Index"), then, upon the Calculation Agent's notification of its determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or any other entity for the Industrial 15 Index and calculate the Ending Value as described above under "Payment at maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of the Notes.

         In the event that the AMEX discontinues publication of the Industrial 15 Index and:

            o  the Calculation Agent does not select a Successor Index, or

            o the Successor Index is no longer published on any of the Calculation Days,

the Calculation Agent will compute a substitute value for the Industrial 15 Index in accordance with the procedures last used to calculate the Industrial 15 Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Industrial 15 Index as described below, the Successor Index or value will be used as a substitute for the Industrial 15 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

         If the AMEX discontinues publication of the Industrial 15 Index before the Calculation Period and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

            o  the determination of the Ending Value, or

            o a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

         A "Business Day" means a day on which the NYSE and the AMEX are open for trading.

General

         This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Company hereby covenants for the benefit of the Holders of the Notes, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

         The Notes are not subject to redemption by the Company prior to the Stated Maturity.

         In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each $10 original public offering price of each unit, will be equal to the Redemption Amount, calculated as though the date of early repayment were the Stated Maturity of the Notes.

         In case of default in payment of the Notes (whether at the Stated Maturity or upon exchange or upon acceleration), from and after such date of default the Notes shall bear interest, payable upon demand of the Holders thereof, at the rate of 2.12% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at the time Outstanding, of each series affected thereby. Holders of specified percentages in aggregate original public offering price, or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future

Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount or the Exchange Amount with respect to this Note and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate original public offering price, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of a single Unit and integral multiples thereof. This Note shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate original public offering price, in denominations of a single Unit and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

         The Company and the Holder of a Note by acceptance hereof hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize and treat each Note for all tax purposes as a cash-settled pre-paid forward contract linked to the value of the Industrial 15 Index.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 3, 2002



CERTIFICATE OF AUTHENTICATION                          Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the         [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee                        By:
                                                                       Treasurer

By:                                                    Attest:
                  Authorized Officer                                   Secretary

ANNEX A

                           OFFICIAL NOTICE OF EXERCISE

                    Strategic Return Notes/SM/ Linked to the
                       Industrial 15 Index due May 3, 2007

Dated:

Merrill Lynch & Co., Inc.
2 World Financial Center
5th Floor
New York, New York 10281

Fax No.: (212) 236-3865
(Attn:  Treasury)

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent
4 World Financial Center
5th Floor
New York, New York 10080

Fax No.: (212) 449-2697
(Attn:  Operations (Michael McCleary))

JPMorgan Chase Bank
450 West 33rd Street
15th Floor
New York, New York 10001

Fax No.: (212) 946-8161
(Attn:  Institutional Trust Services)

Dear Sirs:

         The undersigned holder of the Strategic Return Notes/SM/ Linked to the Industrial 15 Index due May 3, 2007 of Merrill Lynch & Co., Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the number of Units of the Notes indicated below, as of the date hereof, provided that such day is within the applicable Exchange Notice Period and subject to the restrictions as set forth under "Exchange of the Notes prior to maturity" as described in the Prospectus Supplement dated April 30, 2002 to the Prospectus dated April 1, 2002. Capitalized terms not defined herein have the meanings given to such terms in the Prospectus Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Exchange Amount shall be delivered in cash, in accordance with the terms of the Notes described in the Prospectus Supplement.

Very truly yours,

-----------------------------
[Name of Holder]

By:
   -----------------------------------------
[Title]

---------------------------------------------
[Fax No.]

-------------------------------------------
Number of Units of Notes surrendered for exercise of the right to receive the Exchange Amount

If you want the amount in cash made out in another person's name, fill in the form:





        -----------------------------

(Insert person's soc. sec. or  tax ID no.)

-----------------------------

(Print or type person's name, address and zip code)

-----------------------------

Date:
      -------------------------------

Your Signature:
               --------------------------------------

Receipt of the above Official
Notice of Holder's exchange right is hereby acknowledged

MERRILL LYNCH & CO., INC.,
as Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

By JPMORGAN CHASE BANK,
as Trustee

By:
   -------------------------------------------------

   Title:

Date and time of acknowledgment
                                  ---------------------

ASSIGNMENT/TRANSFER FORM
------------------------

         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto



(insert Taxpayer Identification No.)



(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.